Exhibit 99.1

Exactus, Inc. Reports 2019 Year End Results

Year End 2019 Highlights

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Completed first harvest
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Entered into multiple supply agreements with industry leaders
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Built a foundation for mainstream adoption
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Solidified our footprint in the hemp industry
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During Q1 2020, purchase orders for approximately $900,000 of CBD and CBG products have been received.

DELRAY BEACH, FL / May 26, 2020 / - Exactus, Inc. (OTCQB: EXDI) (the “Company”) a leading supplier of hemp-derived ingredients (CBD/CBG) and feminized hemp genetics, today reported financial results for the year end 2019.

During 2019, Exactus has built the foundation to become an industry leader. The Company completed it’s first harvest, entered into supply agreements with industry leaders, and has fully restructured the company and board of directors.

Emiliano Aloi, President of Exactus stated, “2019 was a transformational year for Exactus as we entered into the Hemp market in January. We completed our first harvest which is currently being processed into raw ingredients and have entered into multiple supply agreements with industry leaders in anticipation of additional supply as we are confident in our build out of the sales and marketing team.”

Mr. Aloi continued, “We now have the components in place to execute our long-term strategy and are looking forward to growing off of the foundation that we have established.”

Year End 2019 Financial Summary

Financial results are not comparable to the prior year period because Exactus did not begin its hemp based operations until early 2019. Revenue for the calendar year ended 2019 was $345,680 versus $0 in the prior year. The increase in revenue was primarily attributable to entering into the hemp industry. Net loss for the year end 2019 was -$10,224,506 versus -$4,337,319 million in the prior year. For the calendar year ended December 31, 2019 shareholders’ equity increased by $7.1 million to $3.7 million in calendar 2019 from a shareholder deficit of $3.4 million in calendar 2018. Exactus expects gross margins to also improve as it begins using lower cost inventory from its fall harvest.

Conference Call

Management will hold a conference call on Tuesday, May 26, 2020 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its 2019 year end results and its business outlook. To access this call, dial 1-877-451-6152 (domestic) or 1-201-389-0879 (international). The conference ID is 13704510.

Following the conference call, a replay will be available at 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The replay passcode is 13704510. The conference call will be broadcast and available for replay on the investor relations section of the Exactus’ website at http://public.viavid.com/player/index.php?id=140074.

To learn more about Exactus, Inc., visit the website at  www.exactushemp.com.

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About Exactus:

Exactus Inc. (OTCQB:EXDI) is a leading producer and supplier of hemp-derived ingredients and feminized hemp genetics. Exactus is committed to creating a positive impact on society and the environment promoting sustainable agricultural practices. Exactus specializes in hemp-derived ingredients (CBD/CBG/CBC/CBN) and feminized seeds that meet the highest standards of quality and traceability. Through research and development, the Company continues to stay ahead of market trends and regulations.  Exactus is at the forefront of product development for the beverage, food, pets, cosmetics, wellness, and pharmaceutical industries.

For more information about Exactus: www.exactusinc.com.

Investor Notice:
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (the "SEC") on May 22, 2020, and in other periodic and current reports we file with the SEC. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward-Looking Statements:
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of Exactus, including statements concerning harvest expectations, the impact of Exactus’ acquisition of Green Goddess, LeVor Collection, and interests in the 2019 harvest on its supply and product line expansion, Exactus’ ability to monetize its harvest, Exactus’ ability to expand its product lines and brands, the amount of future orders for Exactus products, and Exactus’ future revenue, gross margins and working capital. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of Exactus and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to Exactus may be found in Exactus’ periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and Exactus does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Exactus Contact:

Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com